Exhibit 10.5

AMENDMENT AND SUPPLEMENT

TO THE DELIVERY AND LICENSE AGREEMENT AND THE SUPPORT

AGREEMENT

Between

OM (US) INC.,

OM TECHNOLOGY AB,

[***]

And

INTERNATIONAL SECURITIES EXCHANGE, INC.

Dated as of June 30, 2004

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

This AMENDMENT AND SUPPLEMENT TO THE DELIVERY AND LICENSE AGREEMENT AND SUPPORT AGREEMENT shall be effective as of June 30, 2004 (the “Effective Date”) between OM (US) Inc. (“OMUS”), OM Technology AB (“OMAB”), [***] and International Securities Exchange, Inc. (“ISE”) (collectively, the “Parties”).

WITNESSETH:

WHEREAS, OMUS and ISE are parties to a Delivery and License Agreement, dated March 18, 1998, as amended, (the “DLA”), and OMUS, [***] and ISE are parties to a Support Agreement, dated December 23, 2003, as amended, (the “SA”), pursuant to which ISE is provided with a license to a certain software system and support services; and

WHEREAS, OMUS and ISE wish to replace, effective from the Effective Date, the current, variable transaction-based license fee in the DLA with a fixed license fee for usage of the Software Product from and after the Effective Date until termination of the DLA, as set forth herein; and

WHEREAS, OMUS, [***] and ISE wish to extend the term of the SA for two additional years, as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein the Parties hereby agree to amend and supplement the DLA as follows:

ARTICLE 1

DEFINITIONS

1.01 Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the SA.

ARTICLE II

DLA LICENSE FEE

2.01 Amendment of Sections 10.1 through 10.3 of the DLA. Effective as of Effective Date, Sections 10.1 through 10.3 of the DLA shall be deleted in their entirety and replaced with the following language in its entirety:

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“10.1 ISE shall pay to OMUS a one time license fee of twenty-four million USD ($24,000,000), minus the adjustments set forth in Section 10.3, below, payable on 29 October 2004.”

“10.2 In addition to the license fee set forth in Section 10.1, above, ISE shall pay to OMUS a license fee of six million four hundred forty thousand USD ($6,440,000), payable in 28 equal, quarterly installments, during the period commencing 1 January 2004 and ending 31 December 2010. Payment representing the first three quarterly installments (that is, the 1 January 2004 payment, the 1 April 2004 payment, and the 1 July 2004 payment, the sum of which is equal to $690,000) shall be paid on 30 June 2004. Payment representing the fourth quarterly installment (that is, the 1 October 2004 payment, in the amount of $230,000), shall be paid on 1 October 2004, and each subsequent quarterly installment shall be paid on the first day of the following calendar quarter.”

“10.3 The payment required under Section 10.1, above, shall be reduced by an amount equal to the sum of all license fees paid by ISE to OMAB or OMUS required under Sections 10.1 through 10.3 of the DLA for the period 1 January 2004 through 30 June 2004 (excluding the payment of $690,000 required under Section 10.2, above).”

ARTICLE III

SA TERM

3.01 Amendment of Section 28.01 of the SA. Effective as of the Effective Date, Section 28.01 of the SA shall be deleted in its entirety and replaced with the following language in its entirety:

“28.01 This Agreement commences on the Effective Date and shall remain in force for a period of seven (7) years unless terminated by either Party in accordance with the terms herein (the “Term”).

ARTICLE IV

SOFTWARE REPLACEMENT

4.01 The Parties acknowledge that OMUS and its Affiliates may develop new software (“New Software”) or use components from other software (“Other Software”) (such as SAXESS) that may (i) replace the Software Product, or any component thereof, or (ii) be offered as an alternative solution to the Software Product, or any component thereof. The Parties further acknowledge that ISE has agreed to pay, in the manner set forth in Article II of this Agreement, the entire remaining portion of the license fee payable by ISE for its use of the Software Product for the entire remaining duration of the 99 year term of the license, as set forth in Section 5.6 of the DLA. Accordingly, the following shall apply:

4.01.1 ISE shall have the right, at any time during the Term of the SA (or an agreement replacing the SA), to replace the Software Product, or any component thereof, that it has licensed pursuant to Section 5.1 of the DLA and Section 3.01 of the August 10, 2003 Amendment and Supplement to the DLA and SA (the “August Addendum”) with the New Software or the Other Software, or any component thereof, in which case:

4.01.1.1 ISE shall pay OMUS a discounted, upgrade license fee for use of the New Software or Other Software, the terms of which shall be agreed to by both Parties in good faith;

4.01.1.2 ISE shall pay OMUS a project-based fee for delivery and implementation of the New Software or Other Software, including ISE requested enhancements and adaptations, the terms of which shall be agreed to by both Parties in good faith;

4.01.1.3 ISE and OMUS shall jointly agree, in writing, to appropriate changes to the SA, including, but not limited to, adjustments to the support fees, adjustments to maintain Operating Capabilities of the Software Product, adjustments to performing Core Technology Development, etc.

4.01.2 OMUS shall, upon the written consent of ISE, have the right, at any time during the Term of the SA (or an agreement replacing the SA), to replace the Software Product, or any component thereof, that ISE has licensed pursuant to Section 5.1 of the DLA and Section 3.01 of the August Addendum with the New Software or the Other Software, or any component thereof, in which case:

4.01.2.1 ISE shall not have to pay any new or increased license fee, support fee, or project-based fee with respect to the license, support, maintenance, delivery, and implementation of such New Software or Other Software, such that such current fees paid by ISE shall be deemed to cover any such fees otherwise associated therewith;

4.01.2.2 The definition of Software Product in Section 2 of the DLA shall be deemed to be amended to (i) include such New Software or Other Software, or component thereof, and (ii) exclude the replaced software, or component thereof, as the case may be. As a result, ISE’s license shall be deemed to include a license to use such New Software or Other Software, as the case may be, and OMUS shall be required to provide support and maintenance to ISE with respect to such New Software and Other Software in the manner provided in the SA, including, but not limited to, maintaining Operating Capabilities of the Software Product and performing Core Technology Development on such New Software or Other Software.

ARTICLE V

MISCELLANEOUS

5.01 No Other Changes. Other than the amendments expressly set forth herein, all other provisions of the DLA shall remain unmodified and shall continue to be valid and fully binding and enforceable as they exist as of the date hereof.

5.02 Governing Law and Arbitration. This Amendment Agreement shall be governed by the terms and conditions set forth in Article 22 of the DLA.

5.03 Counterparts. This Amendment Agreement may be signed in two or more identical counterparts, each of which shall be treated as an original but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the opening of business on the day and year first above written.

Place and date New York, June 30, 2004 /s/ ROLAND TIBELL	Place and Date New York, June 30, 2004 /s/ DAVID KRELL

OM (US) Inc. Roland Tibell, President	International Securities Exchange, Inc. David Krell, President and CEO

Place and date Stockholm, June 30, 2004	[***]
OM Technology AB /s/ ROLAND TIBELL	[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.